SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                          -----------------------------
                              LA-Z-BOY INCORPORATED
             (Exact name of registrant as specified in its charter)
                MICHIGAN                                38-0751137
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)
                            1284 North Telegraph Road
                             Monroe, Michigan 48162
          (Address of principal executive offices, including zip code)
                          -----------------------------
          La-Z-Boy Incorporated Replacement Plan for LADD Stock Options
                            (Full title of the plan)
                          -----------------------------
                              Frederick H. Jackson
                              La-Z-Boy Incorporated
                            1284 North Telegraph Road
                             Monroe, Michigan 48162
                                 (734) 242-1444
(Name, address, and telephone number, including area code, of agent for service)
                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of each                      Proposed        Proposed
class of                           maximum         maximum
securities        Amount           offering        aggregate        Amount of
to be             to be            price           offering         registration
registered        registered       per share(1)    price(1)         fee
---------------   --------------   -------------   --------------   ------------
Common Stock,      11,947 shares      $34.33          $410,140.51
$1.00 par value    11,048 shares       25.43           280,950.64
                    9,546 shares       24.79           236,645.34
                   47,200 shares       24.69         1,165,368.00
                    2,360 shares       20.98            49,512.80
                   10,956 shares       20.34           222,845.04
                    4,042 shares       18.44            74,534.48
                  112,100 shares       17.91         2,007,711.00
                    3,540 shares       17.85            63,189.00
                   57,820 shares       16.42           949,404.40
                   11,800 shares       15.05           177,590.00
                    5,900 shares       14.78            87,202.00
                   59,747 shares       14.62           873,501.14
                  133,340 shares       14.41         1,921,429.40
                   17,700 shares       13.99           247,623.00
                   17,836 shares       13.35           238,110.60
                   70,404 shares       13.25           932,853.00
                    4,277 shares       11.23            48,030.71
                  336,709 shares       10.17         3,424,330.53
                   42,480 shares        9.54           405,259.20
                   13,570 shares        9.12           123,758.40
                  --------------                   --------------
                  984,322 shares                   $13,939,989.19    $3,680.16
================================================================================
     (1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the offering prices are based upon the prices at which the options granted under the plan may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

       The documents listed in (a), (b), and (c) below are incorporated in this Registration Statement by reference. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

              (a) The Registrant's Form 10-K for the fiscal year ended April 24, 1999, as amended by Amendment Number 1 thereto on Form 10-K/A filed September 27, 1999;

              (b) The following documents filed by the Registrant pursuant to
Section 13(a) of the Exchange Act:

                    (1) Form 8-K filed May 20, 1999;

                    (2) Form 8-K filed June 11, 1999;

                    (3) Form 10-Q for the quarter ended July 24, 1999;

                    (4) Form 8-K filed September 30, 1999;

                    (5) Form 8-K filed November 3, 1999; and

                    (6) Form 10-Q for the quarter ended October 23, 1999; and

              (c) The description of the Registrant's common stock, $1.00 par value (the "Common Stock"), included in the Registrant's Form 8-A Registration Statement dated August 5, 1987.

Item 4. Description of Securities.

       Not applicable.

Item 5. Interests of Named Experts and Counsel.

       Not applicable.

Item 6. Indemnification of Directors and Officers.

       La-Z-Boy Incorporated is a Michigan business corporation. The Michigan Business Corporation Act, which governs La-Z-Boy, permits it to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action, suit or proceeding by or in the right of La-Z-Boy, by reason of the fact that he or she is or was a director, officer, employee or agent of La-Z-Boy, or is or was serving at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) against expenses (including attorney fees) and judgments, penalties, fines and amounts paid in settlement that are actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the indemnified person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of La-Z-Boy or its shareholders, and with respect to a criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. The Michigan Business Corporation Act also permits La-Z-Boy to indemnify any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by or in the right of La-Z-Boy by reason of that fact that he or she is or was a director, officer, employee or agent of La-Z-Boy (or is or was serving at its request in one of the other capacities described above) against expenses (including attorney's fees) and amounts paid in settlement that are actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the indemnified person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of La-Z-Boy or its shareholders, except that no indemnification may be made for a claim, issue, or matter in which the indemnified person has been found liable to La-Z-Boy except for any indemnification against expenses that may be ordered by the court.

       Under these provisions of the Michigan Business Corporation Act, unless ordered by a court, any indemnification described above may be made only as authorized in the specific case upon a determination (made in one of the ways described in Section 564a(1) of the Act) that indemnification of the pertinent party is proper because he or she has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. Section 564b of the Act permits payment or reimbursement of the reasonable expenses incurred by an indemnified person in advance of final disposition of an action, suit or proceeding, only if the person furnishes La-Z-Boy with a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct for indemnification and a written undertaking to repay the advance if it ultimately is determined that he or she did not meet the standard and only if a determination is made (in one of the ways described in Section 564a(1)) that the facts then known to those making the determination would not preclude indemnification under the Act. However, Section 565 of the Michigan Business Corporation Act further provides that its provisions concerning indemnification and advancement of expenses are not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a corporation's articles of incorporation, its bylaws or a contractual arrangement.

       Section 2 of Article IX of La-Z-Boy's articles of incorporation provides for mandatory indemnification of its directors and officers and permits indemnification of other parties, as follows:

              Section 2. Indemnification. The corporation shall indemnify any of its directors and officers and may indemnify any of its employees and agents (in each case including such person's heirs, executors, administrators and legal representatives) who are made or threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or serves or served at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, to the fullest extent authorized or permitted under the Michigan Business Corporation Act or other applicable law, as the same presently exist or may hereafter be amended, but in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than authorized or permitted before such amendment. Without limiting the generality of the foregoing, the following provisions, except to the extent they limit the indemnity which may be provided pursuant to the foregoing, shall apply:

                    2.1--Indemnification of Directors and Officers: Claims by
              Third Parties. The corporation shall to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter may be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to a criminal action or proceeding, has reasonable cause to believe that his or her conduct was unlawful.

                    2.2--Indemnification of Directors and Officers: Claims
              Brought by or in the Right of the Corporation. The corporation shall, to the fullest extent authorized or permitted by the Act or other applicable law, as the same presently exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification right than before such amendment, indemnify a director or officer (the "Indemnitee") who was or is a party to or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including actual and reasonable attorneys' fees, and amounts paid in settlement incurred by the Indemnitee in connection with the action or suit, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made under this subsection
              2.2 for a claim, issue, or matter in which the Indemnitee has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper.

                    2.3--Actions Brought by the Indemnitee. Notwithstanding the
              provisions of subsections 2.1 and 2.2, the corporation shall not be required to indemnify an Indemnitee in connection with an action, suit, proceeding or claim (or part thereof) brought or made by such Indemnitee, unless such action, suit, proceeding or claim (or part thereof): (i) was authorized by the Board of Directors of the corporation; or (ii) was brought or made to enforce this Section 2 and the Indemnitee has been successful in such action, suit, proceeding or claim (or part thereof).

                    2.4--Approval of Indemnification. An indemnification under subsections 2.1 or 2.2 hereof, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct set forth in subsections 2.1 or 2.2 as the case may be. This determination shall be made in any of the following ways:

                           (a) By a majority vote of a quorum of the Board
                    consisting of directors who were not parties to the action, suit, or proceeding.

                           (b) If the quorum described in subdivision (a) is not
                    obtainable, then by a majority vote of a committee of directors who are not parties to the action. The committee shall consist of not less than three (3) disinterested directors.

                           (c) By independent legal counsel in a written
                    opinion.

                           (d) By the shareholders.

                    2.5--Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding described in subsections 2.1 or 2.2 above shall be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the expenses if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

                    2.6--Partial Indemnification. If an Indemnitee is entitled to indemnification under subsections 2.1 or 2.2 for a portion of expenses including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the Indemnitee for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the Indemnitee is entitled to be indemnified.

                    2.7--Indemnification of Employees and Agents. Any person who is not covered by the foregoing provisions of this Section 2 and who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, may be indemnified to the fullest extent authorized or permitted by the Act or other applicable law, as the same exist or may hereafter be amended, but, in the case of any such amendment, only to the extent such amendment permits the corporation to provide broader indemnification rights than before such amendment, but in any event only to the extent authorized at any time or from time to time by the Board of Directors.

                    2.8--Other Rights of Indemnification. The indemnification or advancement of expenses provided under subsections 2.1 through 2.7 is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or Bylaws, or an agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. The indemnification provided for in subsections 2.1 through 2.7 continues as to a person who ceases to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.

                    2.9--Definitions. "Other enterprise" shall include employee benefit plans: "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in subsections 2.1 and 2.2.

                    2.10--Liability Insurance. The corporation shall have the
              power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's status as such, regardless of whether or not the corporation would have the power to indemnify such person against such liability under the pertinent provisions of the Act.

                    2.11--Enforcement. If a claim under this Section 2 is not
              paid in full by the corporation within thirty days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which makes it permissible under the Act for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the corporation. Neither the failure of the corporation (including the Board of Directors, a committee thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the Act nor an actual determination by the corporation (including its Board of Directors, a committee thereof, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                    2.12--Contract with the Corporation. The right to
              indemnification conferred in this Section 2 shall be deemed to be a contract right between the corporation and each director or officer who serves in any such capacity at any time while this
              Section 2 is in effect and any repeal or modification of this
              Section 2 shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit, proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                    2.13--Application to a Resulting or Surviving Corporation or
              Constituent Corporation. The definition for "corporation" found in
              Section 569 of the Act, as the same exists or may hereafter be amended is, and shall be, specifically excluded from application to this Section 2. The indemnification and other obligations set forth in this Section 2 of the corporation shall be binding upon any resulting or surviving corporation after any merger or consolidation with the corporation.

              Notwithstanding anything to the contrary contained herein or in
              Section 569 of the Act, no person shall be entitled to the indemnification and other rights set forth in this Section 2 for acting as a director or officer of another corporation prior to such other corporation entering into a merger or consolidation with the corporation.

                    2.14--Severability. Each and every paragraph, sentence, term and provision of this Section 2 shall be considered severable in that, in the event that a court finds any paragraph, sentence, term or provision to be invalid or unenforceable, the validity and enforceability, operation, or effect of the remaining paragraphs, sentences, terms or provisions shall not be affected, and this
              Section 2 shall be construed in all respects as if such invalid or unenforceable matter had been omitted.

       La-Z-Boy also has entered into indemnification agreements with all of its directors and executive officers. Those agreements require it to maintain directors' and officers' liability insurance for their benefit or a substitute for such insurance to the extent reasonably available, or to indemnify them to the full extent of the insurance coverage that otherwise would be provided to them. The agreements contemplate indemnification broader than that expressly provided for in the Michigan Business Corporation Act, in that they contemplate, when certain conditions are met, indemnification against judgments and fines (as well as settlement costs) incurred in proceedings brought by or in the right of La-Z-Boy.

       Section 209(c) of the Michigan Business Corporation Act also provides that the articles of incorporation of a Michigan business corporation may contain a provision providing that a director of the corporation is not personally liable to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty, except that such a provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its shareholders; acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; a violation of Section 551(1) of the Michigan Business Corporation Act (which relates to unauthorized dividends or distributions to shareholders and unauthorized loans); or any transaction from which the director derived an improper personal benefit. At the 1987 Annual Meeting of its shareholders, La-Z-Boy's shareholders approved an amendment to its Articles of Incorporation to include such a provision, as well as the above-quoted provisions of Section 2, Article IX.

       On a regular basis (and not specifically in connection with this offering), La-Z-Boy also maintains insurance against liabilities arising on the part of any of its directors or officers out of their performance in those capacities or arising on La-Z-Boy's part out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7. Exemption from Registration Claimed.

       Not applicable.

Item 8. Exhibits.

       The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit No.           Description of Exhibit (Note 1)
-----------------     -----------------------------------------------------------------------------------
      4.1             La-Z-Boy Incorporated Restated Articles of Incorporation (Note 2)

      4.2             Amendment to Restated Articles of Incorporation (Note 3)

      4.3             Current La-Z-Boy Incorporated By-laws (Note 4)

      4.4             Form of certificate of Common Stock, $1.00 par value (Note 5)

      4.5             La-Z-Boy Incorporated Replacement Plan for LADD Stock
                      Options (without Schedule) [The Registrant undertakes to provide a copy of the Schedule to the Commission at its request.]

      5               Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.

     15               (not applicable)

     23.1             Consent of PricewaterhouseCoopers LLP

     23.2             Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5)

     24               Powers of attorney (contained in the signature page to this Registration Statement)

     99               (not applicable)

Notes To Exhibits

       1. For all documents incorporated by reference, the SEC file number is 1-9656. Unless otherwise indicated in the text of an exhibit description, the described exhibit is being filed with this Registration Statement.

       2. Incorporated by reference to an exhibit to Form 10-Q for the quarter ended October 26, 1996.

       3. Incorporated by reference to an exhibit to Form 10-K/A filed September 27, 1999.

       4. Incorporated by reference to an exhibit to Form 8-K dated June 11, 1999.

       5. Incorporated by reference to an exhibit to Form 10-K for the fiscal year ended April 26, 1997.

Item 9. Undertakings.

       (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933 (the "Securities Act");

                    (ii) to reflect in the prospectus any facts or events
              arising after the effective date of this Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to
              the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on January 28, 2000.

                                        LA-Z-BOY INCORPORATED


                                        By:/s/Gene M. Hardy
                                           -----------------------------------
                                           Gene M. Hardy
                                           Secretary and Treasurer

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Each of the undersigned does hereby severally constitute and appoint Gerald L. Kiser, Frederick H. Jackson, and Gene M. Hardy, and each or any one of them, his true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each or any of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.




/s/P. H. Norton                               Jan. 28, 2000     /s/J. F. Weaver                             Jan. 28, 2000
------------------------------------                            ------------------------------------
P.H. Norton                                                     J.F. Weaver
Chairman of the Board and Director                              Director



/s/G. L. Kiser                                Jan. 28, 2000     /s/D. K. Hehl                               Jan. 28, 2000
------------------------------------                            ------------------------------------
G.L. Kiser                                                      D.K. Hehl
President and Chief Operating Officer                           Director



/s/G. M. Hardy                                Jan. 28, 2000     /s/R. E. Lipford                            Jan. 28, 2000
------------------------------------                            ------------------------------------
G.M. Hardy                                                      R.E. Lipford
Secretary and Treasurer, Principal                              Director
Accounting Officer, and Director



/s/F. H. Jackson                              Jan. 28, 2000     /s/H. G. Levy                               Jan. 28, 2000
------------------------------------                            ------------------------------------
F.H. Jackson                                                    H.G. Levy
Executive VP Finance, Chief Financial                           Director
Officer, and Director



                                              Jan. 28, 2000                                                 Jan. 28, 2000
------------------------------------                            ------------------------------------
L.G. Stevens                                                    J.W. Johnston
Director                                                        Director




                                                          EXHIBIT INDEX

Exhibit No.           Description of Exhibit (Note 1)
-----------------     ------------------------------------------------------------------------------------
      4.1             La-Z-Boy Incorporated Restated Articles of Incorporation (Note 2)

      4.2             Amendment to Restated Articles of Incorporation (Note 3)

      4.3             Current La-Z-Boy Incorporated By-laws (Note 4)

      4.4             Form of certificate of Common Stock, $1.00 par value (Note 5)

      4.5             La-Z-Boy Incorporated Replacement Plan for LADD Stock
                      Options (without Schedule) [The Registrant undertakes to provide a copy of the Schedule to the Commission at its request.]

      5               Opinion and consent of Miller, Canfield, Paddock and Stone, P.L.C.

     15               (not applicable)

     23.1             Consent of PricewaterhouseCoopers LLP

     23.2             Consent of Miller, Canfield, Paddock and Stone, P.L.C. (included in Exhibit 5)

     24               Powers of attorney (contained in the signature page to this Registration Statement)

     99               (not applicable)

Notes To Exhibits

       1. For all documents incorporated by reference, the SEC file number is 1-9656. Unless otherwise indicated in the text of an exhibit description, the described exhibit is being filed with this Registration Statement.

       2. Incorporated by reference to an exhibit to Form 10-Q for the quarter ended October 26, 1996.

       3. Incorporated by reference to an exhibit to Form 10-K/A filed September 27, 1999.

       4. Incorporated by reference to an exhibit to Form 8-K dated June 11, 1999.

       5. Incorporated by reference to an exhibit to Form 10-K for the fiscal year ended April 26, 1997.